                                                                   Exhibit 10.20


["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

                                    October 1, 1999
American Red Cross

John Barr, President
VITEX
155 Duryea Road
Melville, NY  11747

Dear John:

Below is an offer following our 9/20/99 meeting and my meeting with Jim Ross on 9/22/99.

      1.  INCENTIVE PROGRAM ($**** Credit Against Future Purchase)

          In consideration for ARC's commitment to move toward full conversion to Plas+SD, from **** to ****, VITEX will reimburse ARC **** per unit shipped to non-Red Cross facilities during each of the following quarters, should ARC meet the quarterly targets set froth below:

                    ****:                       **** units
                    ****:                       **** units
                    ****:                       **** units
                    ****:                       **** units

          Alternatively, should ARC not meet the target in any such quarter, VITEX will reimburse ARC the lesser of **** per unit or **** of the difference between **** and **** for all Plas+SD that ARC distributes. This reimbursement will be separately calculated for each month in that quarter.

          Under either formula, the reimbursement will take the form of a credit applied to the amount due VITEX for all ARC purchases in the calendar quarter in which that month falls. The **** shall be calculated using the same formula as applied under Section 5.1(a) of the current agreement, except to the extent agreed upon by VITEX and ARC. The maximum reimbursement under the Rebate/Shared Discount program will be ****. VITEX will be entitled to audit ARC books to the extent necessary to verify ARC's calculation of ASP.

      2.  SALES INCENTIVE CREDIT AGAINST FUTURE PURCHASES

          VITEX and ARC Plasma Services will jointly sponsor a program designed to encourage ARC Blood Services Regions ("BSRs") to devote additional resources to encouraging the appropriate utilization of Plas+SD. Each BSR that meets the following quarterly targets will be entitled to a payment of ****, with VITEX paying the first ****, due each quarter and ARC Plasma Services responsible for all amounts above that. The targets, calculated as the relative proportion

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]


          Plas+SD to all plasma for transfusion (FFP and Plas+SD) distributed to a BSR's hospital customers during a calendar quarter, and are as follows:

                    ****:                       ****
                    ****:                       ****
                    ****:                       ****
                    ****:                       ****

          Sales Incentive Credits will be applied by the ARC to the amount due VITEX for future payments, with ARC responsible for ensuring payments to BSRs.

     3.   EXPANSION FEE REPAYMENT

          In consideration for the VITEX's agreement to commit substantial resources to the programs outlined above, ARC will agree to a one-year deferral of the payment currently due on the second anniversary of the approval of the Plas+SD PLA.

     4.   MANUFACTURING SCHEDULE

          ARC will provide sufficient input to VITEX to manufacture the following Plas+SD units:

                    ****:                       **** units
                    ****:                       **** units
                    ****:                       **** units
                    ****:                       **** units

          ARC agrees that during the period ****, VITEX will deliver to, and invoice ARC for the above quantity of Plas+SD, and that a portion of the quarterly delivery may consist of units of Plas +SD that are still awaiting final FDA clearance. VITEX will transfer no product with less than seven (7) months of dating, unless any shorter dating is attributable to a delay caused by ARC. VITEX agrees that it will exchange, at no cost to ARC, any such uncleared lots that fail FDA review.

          ARC and VITEX agree that ARC shall not be obligated to provide additional plasma for the shortfall incurred prior to ****.

     5.   HIGH-TITER PLASMA

          ARC and VITEX agree that ARC shall review Phase IV data relating to lots of Plas+SD not distributed due to high titers of parvovirus and that, based upon that review, ARC shall , at its sole discretion, make a determination regarding the potential sale of those lots. Should ARC determine that those lots cannot be sold, VITEX agrees to provide ARC with a credit against future payments equivalent to **** of the plasma and manufacturing costs associated with those lots.



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

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]


     6.   PAYMENT TERMS

          VITEX agrees that, if at September 30, 1999 or the end of any other quarter until and including September 30, 2000 (except December 31,
          1999), ARC has an inventory of unsold units of greater than four months of sales, based upon sales in the month then concluded, VITEX will permit ARC to defer payments for such excess inventory for 90 days. For the quarter ending at December 31, 1999 if ARC has an inventory of unsold units of greater than four months of sales, based upon actual sales in the month of November, VITEX will permit ARC to defer **** of payment for such excess inventory for 90 days.

     7.   EXIT OPTION

          With 30 days notice, either party has an option to exit the agreement on June 30, 2000 if sales in the month ending March 31, 2000 are less than ****. IF ARC exits the agreement ARC agrees to pay VITEX in full for all FDA released product within 30 days (****).

If these terms are acceptable to VITEX, please indicate the fact that you are accepting this offer by signing the enclose copy of this letter and returning it to me.

                                    Sincerely,

                                    /s/ Christopher C. Lamb
                                    Christopher C. Lamb
                                    Chief Operating Officer
                                    Plasma Services
                                    American Red Cross



Accepted:



 /s/ John Barr
-----------------------------
John Barr
President
V.I. Technologies, Inc.




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